NOTE: This 8-K Amendment is being filed because of additional exhibits.

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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-K/A
                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report:            June 9, 1998


                           TOWN & COUNTRY CORPORATION
             (Exact name of Registrant as specified in its charter)


                         Commission File Number: 0-14394



               Massachusetts                              04-2384321
               -------------                              ----------
     (State or other jurisdiction of                    (I.R.S. Employer
      incorporation or organization)                      I.D. Number)


                  25 Union Street, Chelsea, Massachusetts 02150
                  ---------------------------------------------
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (617) 884-8500



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ITEM 3.  Bankruptcy or Receivership

On May 26, 1998, Town & Country Corporation's ("TCC") Fourth Amended Plan of Reorganization (the "Plan") was confirmed by the United States Bankruptcy Court for the District of Massachusetts.

The Plan provided for the cancellation of all of the outstanding shares of capital stock of TCC, and the issuance of new stock to TCC Holdings, Inc. ("TCC Holdings"), a newly-formed parent corporation of TCC which is wholly owned by the holders of TCC's 13% Senior Subordinated Notes, due May 31, 1998. TCC's stock, which is not to be registered under the Securities Exchange Act of 1934, will be held only by TCC Holdings and TCC Holdings, in turn, is to be held of record by approximately 35 persons, most of whom are financial and other institutions. The Plan also provided for the cancellation of TCC's 13% Subordinated Notes due December 15, 1998.

TCC's 15% Senior Secured Notes, due February 15, 1998, which were not registered under the Securities Exchange Act of 1934, as amended, have been modified to extend their maturity until February 15, 2001.



ITEM 7.  Financial Statements, Pro Forma Financial Information and Exhibits

    c) Exhibits


         2.1  Debtor's Fourth Amended Plan of Reorganization

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                           TOWN & COUNTRY CORPORATION

                                   SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.



                                           TOWN & COUNTRY CORPORATION
                                           (Registrant)

Date: June 9, 1998                         /s/ Veronica M. Zsolcsak
                                           ------------------------
                                           Veronica M. Zsolcsak
                                           Chief Financial Officer